August 3, 2011


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary Receipts
representing One hundred
deposited shares of
 First Australian Resources
Form F6, Registration No.
33313842


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of The Bank
of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts are to be issued, we
attach a copy of the new
prospectus Prospectus reflecting
the change in the company name
to FAR Limited.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B
of the General Instructions
to the Form F6
Registration Statement, the
Prospectus consists of the
ADR certificate with the
revised name for First
Australian Resources
 .

The Prospectus has been revised
to reflect the new name, and has
been over stamped with

Effective August 05,
2011 the Companys
Name has changed to
FAR Limited.


Please contact me with any
questions or comments at 212
8152281


Rajan Balsara
Vice President
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance







101 Barclay Street, 22nd Floor West, New
York, NY 10286